AMENDED AND RESTATED BYLAWS

OF

PROVIDENT MUTUAL FUNDS, INC.

(a Wisconsin corporation)

as of December 4, 2012

ARTICLE I.  SHAREHOLDERS

1.01.           Annual Meeting.  Provident Mutual Funds, Inc. (the “Corporation”) is not required to hold an annual meeting of shareholders in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940, as amended (the “Investment Company Act”):

(i)	Election of directors;

(ii)	Approval of an investment advisory agreement;

(iii)	Ratification of the selection of the Corporation’s independent public accountants; or

(iv)	Approval of a distribution agreement.

If the Corporation is required to hold a meeting of shareholders, the meeting shall be designated the annual meeting of shareholders for that year.  If an annual meeting of shareholders is held, it shall be at a date and time determined by the Board of Directors.

1.02.           Special Meetings.  (a)  Special meetings of shareholders of the Corporation may be called by the Chairman of the Board of Directors, the Board of Directors or the President of the Corporation; and shall be called by the Secretary whenever ordered by the Chairman, any other director or the President, or as requested in writing by shareholders entitled to cast at least 10% of the voting shares entitled to be cast on any issue to be considered at the proposed special meeting.  Such shareholder request shall state the purpose of such special meeting and the matters proposed to be acted on, and no other business shall be transacted at any such special meeting.  The Secretary shall inform such shareholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 60 days’ notice of the special meeting.  Unless required by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a special meeting of the shareholders held during the preceding 12 months.

(b)         Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the Corporation’s Secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting pursuant to subsection (a) above and accompanied by a form of communication and request which they wish to transmit, the Secretary shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Corporation; or (2) inform such applicants as to the approximate number of shareholders of record and the approximate cost of mailing to them the proposed communication and form of request.

(c)         If the Secretary elects to follow the course specified in clause (2) of subsection (b) above, the Secretary, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record as of a date selected by the Corporation at their addresses as recorded on the books, unless within five business days after such tender the Secretary shall mail to such applicants and file with the Securities and Exchange Commission (“SEC”), together with a copy of the material to be mailed, a written statement signed by at least a majority of the Board of Directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

(d)         After opportunity for hearing upon the objections specified in the written statement so filed, the SEC may, and if demanded by the Board of Directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them.  If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Secretary shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

1.03.           Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders.  If no designation is made, the place of meeting shall be the principal office of the Corporation.  Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented.

1.04.           Notice of Meeting.  Written notice stating the date, time and place of any meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than 60 days before the date of the meeting (unless a different time is provided by applicable law or regulation or the Articles of Incorporation).  The Corporation may give notice in person, by mail or other method of delivery or by electronic means.  Notice of a meeting need be given only to shareholders of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law (the “WBCL”).  Written notice, which includes notice by electronic transmission, shall be deemed to be effective at the earlier of (i) receipt, (ii) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid or (iii) when electronically transmitted to the shareholder in a manner authorized by the shareholder.  If an annual or special meeting of shareholders is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

1.05.           Waiver of Notice.  A shareholder may waive any notice required by the WBCL, the Articles of Incorporation or these Bylaws at any time.  The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the WBCL (except that the time and place of meeting need not be stated) and be delivered to the Corporation for inclusion in the corporate records.  A shareholder’s attendance at a meeting, in person or by proxy, waives objection to all of the following:  (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.06.           Quorum and Voting Requirements.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  If the Corporation has only one class of common stock outstanding, such class shall constitute a separate voting group for purposes of this Section 1.06.  Except as otherwise provided in the Articles of Incorporation or the WBCL, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.  If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the WBCL, the Investment Company Act or any other applicable law or regulation requires a greater number of affirmative votes.  Unless otherwise provided in the Articles of Incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.  Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

1.07.           Proxies.  At all meetings of shareholders, a shareholder may vote his shares in person or by proxy.  A shareholder, or the shareholder’s duly authorized attorney-in-fact, may appoint a person as proxy (i) by signing, or causing the shareholder’s signature to be affixed to,  an appointment form by any reasonable means, including, but not limited to, by facsimile signature, (ii) by transmitting, or authorizing the transmission of, an electronic transmission of appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy or (iii) by any other means permitted by the WBCL.  An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes.  An appointment is valid for 11 months from the date of its signing unless a different period is expressly provided in the appointment form.

1.08.           Voting of Shares.  Except as provided in the Articles of Incorporation, the WBCL, the Investment Company Act or other applicable law or regulation, each outstanding share is entitled to one vote on each matter voted on at a meeting of shareholders.

1.09.           Action Without Meeting.  Any action required or permitted by the Articles of Incorporation or these Bylaws or any provision of the WBCL to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if a written consent or consents, describing the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the corporate records.

ARTICLE II.  BOARD OF DIRECTORS

2.01.           General Powers and Number.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the Board of Directors.  The number of directors of the Corporation may be changed from time to time by the Board to not less than three.

2.02.           Tenure and Qualifications.  Each director shall hold office until his successor is elected and, if necessary, qualified, or until his earlier death, resignation, retirement or removal.  Directors need not be residents of the State of Wisconsin or shareholders of the Corporation but must be eligible to serve as a director of a registered investment company under the Investment Company Act.

2.03.           Annual Meetings.  The Board of Directors shall meet annually for the election of officers and any other business.

2.04.           Regular Meetings.  Regular meetings of the Board of Directors shall be held at such intervals and on such dates as the Board may from time to time designate, provided that any director who is absent when such designation is made shall be given notice of the designation.  When and as required by the Investment Company Act, the Independent Directors shall meet at least quarterly in a session at which no directors who are “interested persons” of the Corporation are present.

2.05.           Special Meetings.  Special meetings of the Board of Directors may be held at such times and places as may be designated at the call of such meeting.  Special meetings shall be called by the Secretary at the request of the Chairman or any director.  If the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Chairman or such director may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

2.06.           Notice; Waiver.  The Secretary shall give, at least 48 hours before the meeting, notice of each meeting of the Board of Directors, whether annual, regular or special, to each member of the Board in person, by mail, facsimile, telephone (including voice mail, answering machine or answering service) or by other electronic means (including e-mail or text).  It shall not be necessary to state the purpose or business to be transacted in the notice of any meeting.  Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the U.S. mail, if mailed post-paid and correctly addressed; (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iv) two days after it is deposited with a private carrier; (v) when a facsimile is sent; or (vi) when electronically transmitted.  Oral notice is deemed effective when communicated.

Personal attendance at any meeting by a director other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice.  In addition, notice of a meeting need not be given if a written waiver of notice executed by such director before or after the meeting is filed with the records of the meeting.

2.07.           Quorum and Voting.  One-third of the entire Board of Directors but not less than two directors shall constitute a quorum at any meeting of the Board of Directors.  The action of a majority of directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the Investment Company Act, the WBCL, the Articles of Incorporation or these Bylaws.  In the absence of a quorum at any meeting a majority of directors present may adjourn the meeting from day to day or for such longer periods as they may designate until a quorum shall be present.  Notice of any adjourned meeting need not be given other than by announcement at the meeting.

2.08.           Conduct of Meetings and Business.  The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper and not inconsistent with applicable law, the Articles of Incorporation or these Bylaws.

2.09.           Resignation or Retirement.  A director may resign at any time by delivering written notice which complies with the WBCL to the Board of Directors, to the Chairman of the Board of Directors or to the Corporation.  A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.  Each director shall retire as a director as of the end of the calendar year in which he attains the age of 80.

2.10.           Removal.  A director may be removed by the shareholders only for cause and at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director.  A director may be removed from office with cause if the votes cast to remove the director exceeds the number of votes cast not to remove such director.

2.11.           Vacancies.  Except as otherwise provided by the Investment Company Act, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum and any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the directors then holding office shall have been elected to such office by shareholders of the Corporation.  A director elected by the Board to fill a vacancy shall be elected to hold office until his successor is duly elected and qualified.

2.12.           Compensation of Directors.  The directors may receive compensation for their services as directors as determined by the Board of Directors and expenses of attendance at each meeting.  Nothing herein contained shall be construed to preclude any director who is an “interested person” of the Corporation (as defined in the Investment Company Act) from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

2.13.           Telephone Conference.  Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a telephone conference, Skype or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

2.14.           Informal Action by Board of Directors.  Any action required or permitted to be taken at any annual, regular or special meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

2.15.           Chairman of the Board.  The Board of Directors shall appoint a Chairman of the Board from among the directors who are not “interested persons” of the Corporation as defined in the Investment Company Act (“Independent Directors”).  The Chairman of the Board shall not be an officer of the Corporation.  The Chairman shall preside at all meetings of the Board of Directors at which he is present.  The Chairman shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors or as may be required by law.  The Chairman shall serve in such capacity only as long as he remains an Independent Director.

ARTICLE III.  COMMITTEES

3.01.           Audit Committee.  The Board of Directors shall have an Audit Committee consisting of Independent Directors.  The Board of Directors shall adopt a written charter of the Audit Committee that specifies the authority and responsibilities of that committee.  The Audit Committee shall report to the Board when required or deemed appropriate.

3.02.           Nominating Committee.  The Board of Directors shall have a Nominating Committee consisting of Independent Directors.  The Board of Directors shall adopt a written charter of the Nominating Committee that specifies the authority and responsibilities of that committee.  The Nominating Committee shall report to the Board when required or deemed appropriate.

3.03.           Other Committees.  From time to time the Board of Directors may appoint any other committee or committees which shall have such powers as shall be specified in the resolution of appointment and may be delegated by law.

3.04.           Informal Action by Committees.  Any action required or permitted to be taken at any meeting of any duly appointed committee may be taken without a meeting if written consent to such action is signed by all members of such committee and such written consent is filed with the minutes of the proceedings of such committee.

ARTICLE IV.  OFFICERS

4.01.           General Provisions.  The officers of the Corporation shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and an Anti-Money Laundering Compliance Officer.  The Board of Directors may elect or appoint other officers and assistant officers as may be deemed necessary by the Board.  The same person may hold any number of offices.

4.02.           Election and Term of Office.  The officers shall be elected annually by the Board of Directors.  Each officer shall hold office for one year and until the election and qualification of his successor.  Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting of the Board. The Board of Directors may elect or appoint additional officers at any regular or special meeting of the Board.

4.03.           Removal.  The Board of Directors may remove any officer with or without cause at any time, provided that a majority of the Independent Directors must approve the removal of the Chief Compliance Officer.

4.04.           Resignation.  An officer may resign at any time by delivering notice to the Corporation that complies with the WBCL.  The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.

4.05.           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.  If a resignation of an officer is effective at a later date as contemplated by Section 4.04 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

4.06.           President.  The President shall be the principal executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation.  The President or an officer appointed by the President shall preside at all meetings of shareholders.  In the absence of the Chairman of the Board, in the event of the Chairman’s inability or refusal to act, or upon the delegation of authority by the Chairman, the President shall preside at a meeting of the Board of Directors.  The President shall have authority to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  Such agents and employees shall hold office at the discretion of the President.  In general the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.07.           Secretary.  The Secretary shall keep or cause to be kept minutes of the meetings of the shareholders and of the Board of Directors (and of any committee of the Board of Directors) in one or more books provided for that purpose; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by the WBCL; shall be custodian of the corporate records; shall maintain (directly or through a transfer agent) a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, showing the number of shares held by each shareholder; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Board of Directors or the President.

4.08.           Treasurer.  The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation.  The Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties.  The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all of his transactions as Treasurer.  The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

4.09.  Chief Compliance Officer.  The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer the policies and procedures adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, as required by Rule 38a-1 under the Investment Company Act.  The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation’s written compliance policies and procedures at least annually.  The Chief Compliance Officer shall report directly to the Board of Directors or such committees as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(4)(iii) under the Investment Company Act) and meet at least annually with the Independent Directors.  The Corporation’s Board of Directors, including a majority of the Independent Directors, shall be responsible for designating and approving the compensation of the Chief Compliance Officer.  The Chief Compliance Officer may be removed from his responsibilities by action of (and only with the approval of) the Board of Directors, including a majority of the Independent Directors.

4.10.           Anti-Money Laundering Compliance Officer.  The Anti-Money Laundering (“AML”) Compliance Officer shall be responsible for implementing, overseeing and enforcing the Corporation’s AML Program.

4.11.           Assistant Officers.  Each assistant to an officer, including but not limited to any Assistant  Secretary, any Assistant Treasurer and any Assistant Compliance Officer, shall have such authority and perform such duties as may be assigned to him by the Board of Directors or the President.  At the request of the officer to whom he is an assistant, an assistant officer may temporarily perform the duties of that officer, and when so acting shall have the powers of and be subject to the restrictions imposed upon that officer.

ARTICLE V.  SHARES AND THEIR TRANSFER

5.01.           Certificates. No certificates certifying the ownership of shares shall be issued except as the Board of Directors may otherwise authorize.  In lieu of issuing certificates for shares, the Corporation or its designee shall send a shareholder a written statement with the information required by the WBCL.

5.02.           Transfer of Shares.  Shares shall be transferable on the books of the Corporation.

5.03.           Closing of Transfer Books and Fixing Record Date.  The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or to receive payment of any dividend or right.  Such date shall in any case not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  Only shareholders of record on the record date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

ARTICLE VI.  INDEMNIFICATION

6.01.           Provision of Indemnification.  The Corporation shall indemnify all of its corporate representatives against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, or threat or claim of such action, suit or proceeding, whether civil, criminal, administrative, or legislative, no matter by whom brought, or in any appeal in which they or any of them are made parties or a party by reason of being or having been a corporate representative, if the corporate representative acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful provided that the Corporation shall not indemnify corporate representatives in relation to matters as to which any such corporate representative shall be adjudged in such action, suit or proceeding to be liable for gross negligence, willful misfeasance, bad faith, reckless disregard of the duties and obligations involved in the conduct of his office, or when indemnification is otherwise not permitted by the WBCL.

6.02.           Determination of Right to Indemnification.  In the absence of an adjudication which expressly absolves the corporate representative, or in the event of a settlement, each corporate representative shall be indemnified hereunder only if a determination that indemnification of the corporate representative is proper because he has met the applicable standard of conduct set forth in Section 6.01.  Such determination shall be made:  (i) by the Board of Directors, by a majority vote of a quorum which consists of directors who were not parties to the action, suit or proceeding nor interested persons of the Corporation as defined in Section 2(a)(19) of the Investment Company Act; (ii) if the required quorum is not obtainable or if a quorum of disinterested directors so direct, by independent legal counsel in a written opinion; or (iii) by the shareholders.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person was guilty of willful misfeasance, bad faith, gross negligence or reckless disregard to the duties and obligations involved in the conduct of his office, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.03.           Allowance of Expenses.  Expenses, including attorneys’ fees, incurred in the preparation of and/or presentation of the defense of a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Sections 180.0853 or 180.0856 of the WBCL upon receipt of an undertaking by or on behalf of the corporate representative, secured by a surety bond or other similar insurance paid for by such corporate representative, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this bylaw.

6.04.           Additional Rights to Indemnification.  The indemnification provided by this bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person subject to the limitations imposed from time to time by the Investment Company Act, as amended.

6.05.           Insurance.  This Corporation shall have power to purchase and maintain insurance on behalf of any corporate representative against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this bylaw provided that no insurance may be purchased or maintained to protect any corporate representative against liability for gross negligence, willful misfeasance, bad faith or reckless disregard of the duties and obligations involved in the conduct of his office.

6.06.           Definitions.  “Corporate Representative” means an individual who is or was a director, officer, agent or employee of the Corporation or who serves or served another Corporation, partnership, joint venture, trust or other enterprise in one of these capacities at the request of the Corporation and who, by reason of his position, is, was or is threatened to be made a party to a proceeding described herein.

ARTICLE VII.  AMENDMENTS

7.01.           Amendments by Shareholders and Directors.  The Board of Directors shall have the power to alter or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter or repeal any Bylaw made by the shareholders and, after capital stock of the Corporation is issued, shall not alter or repeal Sections 6.01 through 6.06 of Article VI or Section 7.01 of Article VII.  The shareholders shall have the power at any meeting, if notice thereof be included in the notice of such meeting, to alter or repeal any Bylaws of the Corporation and to make new Bylaws by vote of a majority of the shares entitled to vote at such meeting, as the term “majority” is defined in the Investment Company Act.

7.02.           Implied Amendments.  Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the Bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE VIII.  AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS

8.01.  Agreements.  The Board of Directors may authorize any officer or officers, or agent or agents of the Corporation to enter into any agreement or execute and deliver any instrument in the name of the Corporation and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

8.02.  Checks and Drafts.  All checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such officer or officers, employee or employees, or agent or agents as shall be from time to time designated by the Board of Directors, or as may be specified in or pursuant to the agreement between the Corporation and the bank appointed as custodian.

8.03.  Endorsements, Assignments and Transfer of Securities.  All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation or its nominee or directions for the transfer of securities belonging to the Corporation shall be made by such officer or officers, employee or employees, or agent or agents as may be authorized by the Board of Directors.

ARTICLE IX.  MISCELLANEOUS

9.01.           Location of Books and Records.  The books and records of the Corporation may be kept in or outside the State of Wisconsin at such office or agency of the Corporation as may be from time to time determined by the Board of Directors.

9.02.           Fiscal Year.  The fiscal year of the Corporation shall be designated from time to time by the Board of Directors.

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